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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                 ____________

                                   FORM 8-K


                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported):  December 30, 1999


                             EMERITUS CORPORATION
              (Exact name of registrant as specified in charter)

          Washington                      1-14012               91-1605464
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


                                Kelly J. Price
              Vice President, Finance and Chief Financial Officer
                             Emeritus Corporation
                        3131 Elliott Avenue, Suite 500
                           Seattle, Washington 98121
              (Address of principal executive offices) (Zip Code)



                                (206) 298-2909
             (Registrant's telephone number, including area code)
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Item 5.  Other Events

     On December 30, 1999, the Company completed the initial sale of $30 million of Series B Convertible Preferred Stock (the "Series B Stock") to Saratoga Partners IV, L.P. ("Saratoga") and a related investor pursuant to the terms of a Series B Preferred Stock Purchase Agreement dated as of December 10, 1999 (the "Agreement") between Emeritus Corporation and Saratoga. Pursuant to the terms of the Agreement, the Company agreed to sell to Saratoga or related investors an aggregate of 40,000 shares of Series B Stock and expects to complete the sale of the remaining 10,000 shares during the first quarter of 2000.

     The Series B Stock was sold in reliance on Section 4(2) for the Securities Act of 1933, as amended, and Regulation D thereunder. Saratoga is a sophisticated financial institution and the other investor is an affiliated entity.

     Each share of Series B Stock is convertible into a number of shares of Common Stock of the Company equal to the liquidation value of $1,000 divided by the conversion price of $7.22 per share. Currently, the Series B Stock is convertible into an aggregate of 5,540,166 shares of Common Stock. The conversion price is subject to adjustment in the event of stock dividends, stock subdivisions and combinations and extraordinary distributions, as well as the issuance of additional shares of Common Stock, or securities convertible into or exercisable for Common Stock, at a price less than the then effective conversion price.

     Saratoga has the right to appoint directors that represent the same percentage of the Board of Directors, rounded up to the nearest whole director, as the percentage of the Company's voting securities represented by the Series B Stock owned by Saratoga and its related parties. The transaction documents also provide for tag-along rights in the event Mr. Baty transfers more than 30% of his ownership in the Company, registration rights and standstill obligations.

     In connection with the closing on December 30, 1999, the Company paid a fee of $750,000 to Saratoga Management Company, LLC, a fee of $250,000 to Warburg Dillon Read, and a fee of $100,000 to Richard Sontgerath. No underwriters were involved in the offering.

Item 7.  Exhibits

     4.1 Series B Preferred Stock Purchase Agreement dated as of December 10, 1999 between Emeritus Corporation and Saratoga Partners IV, L.P.

                                      -2-
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     4.2   Designation of Rights and Preferences of Series B Convertible
Preferred Stock as filed with the Secretary of State of Washington on December 29, 1999.

     4.3 Shareholders Agreement dated as of December 30, 1999 among Emeritus Corporation, Daniel R. Baty, B.F., Limited Partnership and Saratoga Partners IV, L.P.

     4.4 Registration Rights Agreement dated as of December 30, 1999 between Emeritus Corporation and Saratoga Partners IV, L.P.

     4.5 Investment Agreement dated as of December 30, 1999 among Emeritus Corporation, Daniel R. Baty, B.F., Limited Partnership and Saratoga Partners IV, L.P., Saratoga Partners IV, L.P. and Saratoga Management Company LLC.

     99.1 Press release dated January 5, 2000, announcing the sale of the Series B Stock.

                                      -3-
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   EMERITUS CORPORATION


                                   By:      /s/ Kelly J. Price
                                       -----------------------------------------
                                       Kelly J. Price
                                       Vice President, Finance and Chief
                                       Financial Officer


Dated:  January 14, 2000

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                                 Exhibit Index


Exhibit No.    Description
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    4.1        Series B Preferred Stock Purchase Agreement dated as of December
               10, 1999 between Emeritus Corporation and Saratoga Partners IV,
               L.P.

    4.2 Designation of Rights and Preferences of Series B Convertible Preferred Stock as filed with the Secretary of State of Washington on December 29, 1999

    4.3 Shareholders Agreement dated as of December 30, 1999 among Emeritus Corporation, Daniel R. Baty, B.F., Limited Partnership and Saratoga Partners IV, L.P.

    4.4 Registration Rights Agreement dated as of December 30, 1999 between Emeritus Corporation and Saratoga Partners IV, L.P.

    4.5 Investment Agreement dated as of December 30, 1999 among Emeritus Corporation, Daniel R. Baty, B.F., Limited Partnership and Saratoga Partners IV, L.P., Saratoga Partners IV, L.P. and Saratoga Management Company LLC.

   99.1 Press release dated January 5, 2000, announcing the sale of the Series B Stock.

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